Exhibit 99.1

 TRIMBLE REPORTS FOURTH QUARTER REVENUE GROWTH OF 25 PERCENT AND FISCAL 2006
       REVENUE GROWTH OF 21 PERCENT; ANNOUNCES TWO-FOR-ONE STOCK SPLIT

    SUNNYVALE, Calif., Jan. 25 /PRNewswire-FirstCall/ -- Trimble (Nasdaq: TRMB) today announced results for its fourth quarter and fiscal year 2006, ended December 29, 2006. Revenue for the fourth quarter of 2006 was $234.1 million, up 25 percent from revenue of $186.8 million in the fourth quarter of 2005. Fiscal 2006 revenue was $940.2 million, up 21 percent when compared to fiscal 2005 revenue of $774.9 million.

    Operating income for the fourth quarter of 2006 was $27.3 million, up 19 percent from the fourth quarter of 2005. Operating income for fiscal 2006 was $135.4 million, up 8 percent from fiscal 2005. For year-over-year comparisons it should be noted that the impact of stock-based compensation expense resulting from the adoption of FAS 123(R) was $3.1 million in the fourth quarter of 2006 and $12.6 million for fiscal 2006. The net impact of transactions with the Caterpillar Trimble Control Technologies (CTCT) joint venture, which were included in non-operating results in 2005, reduced operating results by $3.1 million in the quarter and by $18.2 million for the year. In addition, amortization of purchased intangibles and purchased in-process research and development expense increased by $2.4 million in the fourth quarter of 2006 compared to the fourth quarter of 2005 and by $7.0 million for fiscal 2006 compared to fiscal 2005, due to acquisitions. Adjusting for the above factors, operating income in the fourth quarter of 2006 was up 51 percent compared to the fourth quarter of 2005 and up 36 percent for fiscal 2006, compared to fiscal 2005.

    Net income for the fourth quarter of 2006 was $24.0 million, up 3 percent when compared to net income of $23.4 million in the fourth quarter of 2005. Net income for fiscal 2006 was $103.7 million, up 22 percent compared to fiscal 2005. Earnings per share for the fourth quarter of 2006 were $0.41, flat compared to earnings per share of $0.41 in the fourth quarter of 2005. Earnings per share for fiscal 2006 were $1.79, up approximately 20 percent compared to fiscal 2005. Earnings per share in the fourth quarter of 2006 were negatively impacted by approximately $0.04 due to the adoption of FAS 123(R) and by approximately $0.06 due to higher amortization of intangibles and in-process research and development. Earnings per share for fiscal 2006 were negatively impacted by $0.15 due to FAS 123(R) and by $0.18 due to higher amortization of intangibles and purchased in-process research and development expense. It should also be noted that net income in the fourth quarter of 2005 was favorably impacted by the recognition of a deferred gain of $9.3 million related to the CTCT joint venture.

    Adjusting for the impact of FAS 123(R) and acquisition-related expenses, non-GAAP net income for the fourth quarter of 2006 was $30.1 million, up 85 percent compared to non-GAAP net income of $16.2 million in the fourth quarter of fiscal 2005. Using the same adjustments, non-GAAP net income for fiscal 2006 was $123.0 million, up 51 percent compared to fiscal 2005. Non-GAAP net income in the fourth quarter of 2006 benefited from a lower tax rate of 25 percent driven by a research and development tax credit and the favorable resolution of an international tax audit.

    Non-GAAP earnings per share for the fourth quarter of 2006 were $0.51, up approximately 77 percent from non-GAAP earnings per share of $0.29 in the fourth quarter of 2005. Non-GAAP earnings per share for fiscal 2006 were $2.12, up approximately 48 percent compared to fiscal 2005. GAAP and non-GAAP earnings per share for the fourth quarter and fiscal 2006 were calculated on a diluted basis using approximately 58.6 million shares and 58 million shares, respectively.

    "Trimble's growth in 2006 demonstrated successful execution across our segments, particularly in Engineering and Construction and Mobile Solutions. It is encouraging to see our strategic focus on Mobile Solutions beginning to have a significant impact on results," said Steven W. Berglund, Trimble's president and chief executive officer. "Early in 2007 it appears market conditions remain steady. Our 2007 results will be determined by our success with initiatives to further penetrate our markets, integrate acquisitions, and establish new standards of customer satisfaction."

    Trimble Results by Business Segment
    For year-over-year comparisons it should be noted that 2005 results did not include stock-based compensation expense because FAS 123(R) was not adopted until the first quarter of 2006.

    Engineering and Construction
    Revenue for Engineering and Construction (E&C) was $160.0 million for the fourth quarter of 2006, up approximately 24 percent compared to the fourth quarter of 2005. Fiscal 2006 revenue for E&C was $637.1 million up approximately 21 percent compared to fiscal 2005.

    Operating income margins in E&C were 20 percent in the fourth quarter of 2006, compared to 19 percent in the fourth quarter of 2005. Operating income margins for fiscal 2006 were 21 percent, compared to 22 percent in fiscal 2005. Excluding the impact of FAS 123(R) adoption and the CTCT joint venture transactions discussed above, E&C operating income margins were 23 percent for the fourth quarter and 25 percent for fiscal 2006.

    E&C continued to grow throughout 2006 due to successful market segmentation, a steady construction spending environment, and the increasing demand for productivity-enhancing technology.

    Field Solutions
    Field Solutions (TFS) revenue was $30.6 million in the fourth quarter of 2006, up 21 percent compared to the fourth quarter of 2005. GIS sales in the quarter were particularly strong. TFS revenue for fiscal 2006 was $139.2 million, up 9 percent year-over-year.

    TFS operating income margins for the fourth quarter of 2006 were 21 percent, compared to 20 percent in the fourth quarter of 2005. TFS operating income margins for fiscal 2006 were 27 percent, compared to 25 percent in fiscal 2005. Excluding the impact of FAS 123(R) adoption TFS operating income margins were 22 percent for the fourth quarter and 28 percent for fiscal 2006.

    Mobile Solutions
    Mobile Solutions (TMS) fourth quarter 2006 revenue was $17.0 million, up 63 percent from the fourth quarter of 2005. TMS revenue for fiscal 2006 was $60.9 million, up 93 percent from fiscal 2005. Growth in TMS for 2006 came from increased growth in subscribers and software seats, as well as from acquisitions.

    TMS operating income margins were 5 percent for the fourth quarter of 2006, compared to 2 percent in the fourth quarter of 2005. TMS operating income margins for fiscal 2006 were 4 percent, compared to a loss of 10 percent in 2005. Excluding the impact of FAS 123(R) adoption TMS operating income margins were 6 percent for the fourth quarter and 5 percent for fiscal 2006. Improvements in operating income margins were due to increases in higher gross margin subscription revenue.

    Advanced Devices
    Advanced Devices revenue was $26.5 million, up 20 percent from the fourth quarter of 2005. Advanced Devices revenue for fiscal 2006 was $103.0 million, up 13 percent from fiscal 2005 revenue, primarily due to increased sales in embedded and airborne products and revenue from the licensing of intellectual property to Nokia.

    Advanced Devices operating income margins for the fourth quarter of 2006 were 5 percent, compared to 11 percent in the fourth quarter of 2005. Advanced Devices operating income margins for fiscal 2006 were 10 percent, compared to 14 percent in fiscal 2005. Excluding the impact of FAS 123(R) adoption Advanced Devices operating income margins were 7 percent for the fourth quarter and 12 percent for fiscal 2006. Declines in operating income margins for the quarter and the fiscal year were due to product mix and increased development costs.

    Two-for-One Stock Split
    On January 17, 2007, Trimble's Board of Directors approved a two-for-one split of all outstanding shares of the Company's Common stock, payable February 22, 2007, to stockholders of record on February 8, 2007. Stockholders who receive shares in the acquisition of @Road will have their shares adjusted to reflect the stock split. Earnings per share numbers detailed in this press release do not reflect the stock split.

    Non-GAAP vs. GAAP Financials
    The Company provides non-GAAP financial measures including "non-GAAP net income," "non-GAAP operating income," and "non-GAAP earnings per share" to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial performance and its prospects for the future. In many cases, non-GAAP financial measures are used by analysts and investors to evaluate the Company.

    The Company excludes the amortization of purchased intangibles, in-process research and development, restructuring charges, acquisition related step-up charges, write-off of debt issuance costs, and the impact of stock-based compensation in computing non-GAAP measures because the chief executive officer excludes these items when budgeting and evaluating the business and in some cases were applicable to both periods because of acquisitions or accounting change rules. These non-GAAP financial measures are not intended to supersede or replace the Company's GAAP results. Please see the supplemental financial statements, attached to this press release, for a reconciliation of GAAP to non-GAAP results.

    Forward Looking Guidance
    GAAP guidance for the first quarter of 2007 does not include the impact of the anticipated acquisition of @Road announced on December 11, 2006, which is expected to close in February of 2007.

    In the first quarter of 2007, the Company expects revenue to grow 16 to 18 percent compared to the first quarter of 2006, with revenue between $262 million and $267 million. At a 36 percent tax rate, with approximately 59.0 million shares outstanding, the Company expects first quarter 2007 GAAP earnings per share between $0.45 and $0.48.

    The above GAAP guidance includes stock-based compensation. On a post-tax basis, the Company expects stock-based compensation for the first quarter of 2007 to be approximately $0.03 per share.

    The Company expects non-GAAP earnings per share between $0.54 and $0.57 in the first quarter of 2007. Non-GAAP guidance for the first quarter of 2007 uses a 36 percent tax rate and excludes the amortization of intangibles of $5.1 million in the quarter, as well as the anticipated impact of stock-based compensation expense of $3.3 million. For year-over-year comparisons, it should be noted that the tax rate in the first quarter of 2006 was 28 percent and is forecasted to be 36 percent for the first quarter of 2007. It should also be noted that first quarter 2007 guidance includes the expected impact of deferred revenue write downs for acquisitions made in the fourth quarter of 2006.

    As guided in the @Road announcement in December 2006, Trimble currently expects total 2007 company revenue between $1,140 million and $1,170 million, assuming a February 2007 close of the @Road acquisition. Of this amount, approximately $80 million to $85 million in revenue is expected to come from the acquisition of @Road.

    Trimble expects full-year 2007 non-GAAP earnings per share of between $2.10 and $2.15. Trimble's baseline outlook for the company, excluding the @Road acquisition, is between $2.30 and $2.35 non-GAAP earnings per share. The @Road transaction is expected to be single-digit dilutive in 2007 on a percent basis due to interest payments on debt, an assumed higher share count and the deferred revenue write down, partially offset by synergy savings and improved business profitability. Trimble will update its total company guidance for 2007 in detail, including the impact from @Road, on its April 2007 conference call.

    Investor Conference Call / Webcast Details
    Trimble will hold a conference call on January 25, 2007 at 1:30 p.m. PT to review its fourth quarter and fiscal 2006 results. It will be broadcast live on the Web at http://investor.trimble.com. Investors without Internet access may dial into the call at (800) 528-9198 (U.S.) or (706) 634-6089 (international). A replay of the call will be available for thirty days beginning at 8:00 p.m. PT on January 25, 2007. The replay number is (800) 642-1687 (U.S.), or (706)
645-9291 (international), and the pass code is 5782391.

    About Trimble
    Trimble applies technology to make field and mobile workers in businesses and government significantly more productive. Solutions are focused on applications requiring position or location-including surveying, construction, agriculture, fleet and asset management, public safety and mapping. In addition to utilizing positioning technologies, such as GPS, lasers and optics, Trimble solutions may include software content specific to the needs of the user. Wireless technologies are utilized to deliver the solution to the user and to ensure a tight coupling of the field and the back office. Founded in 1978 and headquartered in Sunnyvale, Calif., Trimble has a worldwide presence with more than 2,800 employees in over 18 countries.

    For more information Trimble's Web site at www.trimble.com .
    Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include the revenue, effective tax rate, stock-based compensation, amortization of purchased intangibles and earnings per share estimates for the first quarter and fiscal 2007 including the expected impact of the @Road acquisition. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. For example, strong demand for the Company's products may not continue because of a decline in the overall health of the economy and international markets, which may result in reduced capital spending. Fuel and other operating costs could remain high or increase, which could weaken sales into the agricultural market. In addition, the Company's results may be adversely affected if the growth rates and profitability expectations for each of its four segments are not achieved, or its joint ventures and recent acquisitions do not achieve anticipated results, or if the Company is unable to market, manufacture and ship new products. The Company's results would also be negatively impacted by unforeseen costs associated with the acquisition of @Road or delays in integrating the two companies. Any failure to achieve predicted results could negatively impact the Company's revenues, gross margin and other financial results. Whether the Company achieves its guidance for the first fiscal quarter of 2007 will also depend on a number of other factors, including the risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10- K. Undue reliance should not be placed on any forward-looking statement, contained herein. These statements reflect the Company's position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company's expectations or any change of events, conditions, or circumstances on which any such statement is based.

    This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

    Additional Information About The Merger And Where To Find It
    Trimble and @Road filed with the SEC a prospectus/proxy statement and other relevant materials in connection with the proposed acquisition of @Road by Trimble pursuant to the terms of an Agreement and Plan of Merger by and among Trimble, Roadrunner Acquisition Corp., a wholly-owned subsidiary of Trimble, and @Road. The prospectus/proxy statement has been mailed to the stockholders of @Road. The prospectus/proxy statement and other relevant materials, and any other documents filed by Trimble or @Road with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Trimble by contacting Trimble Investor Relations, 935 Stewart Drive, Sunnyvale, California 94085, (408) 481-7838. Investors and security holders may obtain free copies of the documents filed with the SEC by @Road by contacting @Road Investor Relations, 47071 Bayside Parkway, Fremont, California 94538, (510) 870-1317. Investors and security holders of @Road are urged to read the prospectus/proxy statement and the other relevant materials, as well as any amendments or supplements to those documents, when they become available before making any voting or investment decision with respect to the proposed merger.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In thousands, except per share data)
                                   (Unaudited)

                                         Three Months Ended         Fiscal Year Ended
                                      ------------------------    ------------------------
                                        Dec-29,       Dec-30,       Dec-29,      Dec-30,
                                         2006          2005          2006          2005
                                      ----------    ----------    ----------    ----------
Revenue                               $  234,120    $  186,821    $  940,150    $  774,913
Cost of sales                            118,349        94,522       479,069       385,108
Gross margin                             115,771        92,299       461,081       389,805
Gross margin (%)                            49.4%         49.4%         49.0%         50.3%

Operating expenses
    Research and development              26,606        20,944       103,840        84,276
    Sales and marketing                   40,268        31,827       143,623       120,215
    General and administrative            18,400        13,933        68,416        52,137
    Restructuring charges                      -             -             -           278
    Amortization of purchased
     intangible assets                     2,267         1,515         7,906         6,855
    In-process research and
     development                             930         1,100         1,930         1,100
       Total operating expenses           88,471        69,319       325,715       264,861

Operating income                          27,300        22,980       135,366       124,944

Non-operating income (expense),
 net
    Interest income (expense),
     net                                     894           185         3,241        (1,495)
    Foreign currency transaction
     gain, net                               724           955         1,719         1,022
    Income (expense) for
     affiliated operations, net            2,751         7,223         6,989          (291)
    Other income, net                        368           321           777           608
       Total non-operating income
        (expense), net                     4,737         8,684        12,726          (156)

Income before taxes                       32,037        31,664       148,092       124,788

Income tax provision                       8,054         8,271        44,434        39,933
Net income                            $   23,983    $   23,393    $  103,658    $   84,855

Earnings per share :
     Basic                            $     0.43    $     0.43    $     1.88    $     1.59
     Diluted                          $     0.41    $     0.41    $     1.79    $     1.49

Shares used in calculating
 earnings per share :
    Basic                                 55,662        53,814        55,022        53,216
    Diluted                               58,587        56,941        58,036        56,819

                              EBITDA RECONCILIATION
                             (Dollars in thousands)
                                   (Unaudited)

                                         Three Months Ended          Fiscal Year Ended
                                      ------------------------    ------------------------
                                        Dec-29,       Dec-30,       Dec-29,       Dec-30,
                                         2006          2005          2006          2005
                                      ----------    ----------    ----------    ----------
GAAP net income                       $   23,983    $   23,393    $  103,658    $   84,855

   Add back :
          Interest (income)
           expense, net                     (894)         (185)       (3,241)        1,495
          Income tax provision             8,054         8,271        44,434        39,933
         Depreciation expense              3,584         2,781        13,523        10,671
         Amortization of
          intangibles                      4,177         1,561        13,259         7,020

 EBITDA                               $   38,904    $   35,821    $  171,633    $  143,974

                             NON-GAAP RECONCILIATION
                 (Dollars in thousands, except per share data)
                                   (Unaudited)

                                         Three Months Ended          Fiscal Year Ended
                                      ------------------------    ------------------------
                                        Dec-29,       Dec-30,       Dec-29,       Dec-30,
                                         2006          2005          2006          2005
                                      ----------    ----------    ----------    ----------
GAAP income before taxes              $   32,037    $   31,664    $  148,092    $  124,788

Non-GAAP adjustments
    Amortization of purchased
     intangibles                           4,118*(a)     1,515        13,073*(a)     6,855
    In-process research and
     development                             930         1,100         1,930         1,100
    Amortization of
     acquisition-related
     inventory step-up                         -             -             -           228
    Restructuring charges                      -             -             -           278
    Write off of Debt Issuance
     Costs                                     -             -             -           918
    Deferred gain on joint
     venture                                   -        (9,304)            -        (9,304)
    Stock-based compensation               3,134*(b)         -        12,571*(b)         -
       Total Non-GAAP
        adjustments                        8,182        (6,689)       27,574            75

Non-GAAP income before taxes              40,219        24,975       175,666       124,863

Income tax provision                      10,111         8,741        52,708        43,702

Non-GAAP net income                   $   30,108    $   16,234    $  122,958    $   81,161

Diluted Non-GAAP earnings per
 share                                $     0.51    $     0.29    $     2.12    $     1.43

Shares used in calculating
 diluted non-GAAP earnings per
 share                                    58,587        56,941        58,036        56,819

*(a) Amortization of purchased intangibles, includes $1,851K recorded in cost of sales and $2,267K recorded in operating expense for the three months ended December 29, 2006 and $5,168K recorded in cost of sales and $7,905K recorded in operating expense for the year ended December 29, 2006.

*(b) Stock compensation expense by Segment and GAAP category (in $000's):

Three Months Ended December 29, 2006
('000s)

                                                           Advanced
                          E&C         TFS         TMS       Devices    Corporate     Total
                       ---------   ---------   ---------   ---------   ---------   ---------
Cost of sales          $     108          25          20          13         126   $     292
Research &
 Development           $     278          74          66         167          43   $     628
Sales &
 Marketing                   289          66          26         128         191   $     700
General &
 administrative        $     288          81         114         115         916   $   1,514
  Total                $     963   $     246   $     225   $     423   $   1,276   $   3,134

Year Ended December 29, 2006
('000s)

                                                           Advanced
                          E&C         TFS         TMS       Devices    Corporate     Total
                       ---------   ---------   ---------   ---------   ---------   ---------
Cost of sales          $     393   $      98   $      63   $      82   $     536   $   1,173
Research &
 Development           $   1,110   $     299   $     227   $     736   $     182   $   2,554
Sales &
 Marketing             $   1,225   $     245   $     102   $     479   $     763   $   2,814
General &
 administrative        $   1,235   $     330   $     344   $     553   $   3,567   $   6,029
  Total                $   3,964   $     973   $     736   $   1,850   $   5,048   $  12,571

                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                    Unaudited

                                             Dec-29,      Dec-30,
                                              2006         2005
                                           ----------   ----------
Assets

Current assets:
   Cash and cash equivalents                  129,621       73,853
   Accounts receivables, net                  172,008      145,100
   Other receivables                            6,014        6,489
   Inventories, net                           112,552      107,851
   Deferred income taxes                       25,905       18,504
   Other current assets                        13,026        8,580
      Total current assets                    459,126      360,377

Property and equipment, net                    47,998       42,664
Goodwill and other purchased
 intangible assets, net                       441,682      313,456
Deferred income taxes                             399        3,580
Other assets                                   29,226       23,011
      Total non-current assets                519,305      382,711

      Total assets                         $  978,431   $  743,088

Liabilities and Shareholders' Equity

Current liabilities:
   Current portion of long-term loan                -          216
   Accounts payable                            44,148       45,206
   Accrued compensation and benefits           47,006       36,083
   Accrued liabilities                         24,973       16,189
   Deferred revenue                            28,060       12,588
   Accrued warranty expenses                    8,607        7,466
   Deferred income taxes                        4,525        4,087
   Income taxes payable                        23,814       24,922
      Total current liabilities               181,133      146,757

Non-current portion of long-term loan             481          433
Deferred income taxes                          21,633        5,602
Other non-current liabilities                  27,519       19,041
      Total liabilities                       230,766      171,833

Shareholders' equity:
   Common stock                               435,371      384,196
   Retained earnings                          271,183      167,525
   Accumulated other comprehensive
    income                                     41,111       19,534
      Total shareholders' equity              747,665      571,255

      Total liabilities and
       shareholders' equity                $  978,431   $  743,088

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                    Unaudited

                                              Fiscal Year Ended
                                           ------------------------
                                             Dec-29,       Dec-30,
                                              2006          2005
                                           ----------    ----------
Cash flow from operating activities:
    Net Income                             $  103,658    $   84,855

    Adjustments to reconcile net
     income  to net cash provided by
       operating activities:
         Depreciation expense                  13,523        10,671
         Amortization expense                  13,259         7,020
         Provision for doubtful
          accounts                                163          (502)
         Amortization of debt
          issuance cost                           180         1,270
         Deferred income taxes                 10,368        14,242
         Stock-based compensation              12,571             -
         In-process research and
          development                           1,930         1,100
         Equity (gain) loss from
          joint ventures                       (6,989)          290
         Excess tax benefit for
          stock-based compensation             (8,761)            -
         Other                                    720          (756)

    Add decrease (increase) in assets:
         Accounts receivables, net            (12,185)      (19,018)
         Other receivables                      1,949        (2,108)
         Inventories                             (374)      (17,888)
         Other current and non-
          current assets                      (18,692)       (2,294)

    Add increase (decrease) in liabilities:
         Accounts payable                      (4,487)        1,078
         Accrued compensation and
          benefits                              7,807         3,408
         Accrued liabilities                    9,952         6,232
         Deferred gain on joint
          venture                                   -        (9,180)
         Deferred revenue                       3,263         2,406
         Income taxes payable                  10,232        12,054
 Net cash provided by operating
  activities                                  138,087        92,880

 Cash flows from investing activities:
      Acquisitions, net of cash
       acquired                               (99,887)      (51,379)
      Acquisition of property and
       equipment                              (16,529)      (23,436)
      Dividends received                            -             -
      Other                                       (16)         (103)
 Net cash used in investing
  activities                                 (116,432)      (74,918)

 Cash flow from financing activities:
      Issuance of common stock                 26,566        24,463
      Excess tax benefit for stock-
       based compensation                       8,761             -
      Proceeds from long-term debt
       and revolving credit lines                   -         6,000
      Payments on long-term debt and
       revolving credit lines                       -       (44,250)
      Other                                    (1,165)          385
 Net cash provided (used) in
  financing activities                         34,162       (13,402)

 Effect of exchange rate changes on
  cash and cash equivalents                       (49)       (2,579)

 Net increase (decrease) in cash and
  cash equivalents                             55,768         1,981
 Cash and cash equivalents -
  beginning of period                          73,853        71,872

 Cash and cash equivalents - end of
  period                                   $  129,621    $   73,853

                                             Q1'05           Q2'05          Q3'05         Q4'05
                                             Actual         Actual         Actual         Actual
                                           ----------     ----------     ----------     ----------
Income Statement Metrics
 Total Revenue                             $  195,383     $  204,225     $  188,484     $  186,821
  Engineering & Construction                  120,198        141,096        134,173        128,994
  Trimble Field Solutions                      45,425         32,187         24,882         25,349
  Advanced Devices                             22,359         24,505         22,215         22,049
  Trimble Mobile Solutions                      7,401          6,437          7,214         10,429

 Gross Margin                                    50.1%          50.1%          51.6%          49.4%

 Total Segment Income                      $   39,663     $   47,916     $   40,492     $   32,589
  Engineering & Construction                   21,490         37,173         34,360         24,970
  Trimble Field Solutions                      15,577          8,044          3,962          4,944
  Advanced Devices                              3,232          4,578          2,916          2,486
  Trimble Mobile Solutions                       (636)        (1,879)          (746)           189

 Corporate and Other Charges               $   (9,463)    $   (9,179)    $   (7,465)    $   (9,609)

 Non-operating income (expense)            $  (12,761)    $  (14,950)    $  (12,791)    $      413
 and income taxes
 Net Income                                $   17,439     $   23,787     $   20,236     $   23,393

 GAAP operating margin%                          15.5%          19.0%          17.5%          12.3%
 Non-GAAP operating margin%                      16.9%          20.0%          18.5%          13.7%

 GAAP EPS                                  $     0.31     $     0.42     $     0.35     $     0.41
 Non-GAAP EPS                              $     0.34     $     0.44     $     0.37     $     0.29

Balance Sheet Metrics
 Cash & Cash Equivalents                   $   50,193     $   56,860     $   87,293     $   73,853

 Accounts Receivables, Net                 $  154,540     $  150,590     $  146,792     $  145,100

 Inventories, Net                          $   91,309     $   89,853     $   93,940     $  107,851

 Total Debt                                $   28,836     $      661     $      659     $      649
  Short Term Debt                              12,500              -              -            216
  Long Term Debt                               16,336            661            659            433

 Equity                                    $  490,188     $  513,817     $  543,394     $  571,255

Cashflow Metrics

 Cash Flow from (used in)
  Operations                               $   (2,135)    $   36,570     $   35,676     $   22,769

 Working Capital                           $  197,372     $  208,410     $  232,985     $  213,620

 Capital Expenditures                      $    3,164     $    4,570     $    6,760     $    8,942

 EBITDA                                    $   31,885     $   41,126     $   35,142     $   35,821
  Amortization of Intangibles                   2,339          2,209            911          1,561
  Depreciation                                  2,512          2,378          3,000          2,781

Financial Ratios
 Days Sales Outstanding                            62             60             60             66
 Inventory Turns (trailing 12
  months)                                         4.3            4.1            4.0            3.9
 Current ratio                                    2.5            2.7            2.8            2.5
 Debt to Equity                                   0.1            0.0            0.0            0.0

Other
 Headcount                                      2,231          2,308          2,347          2,462

                                             FY'05
                                            Actual
                                           ---------
Income Statement Metrics
  Total Revenue                            $  774,913
    Engineering & Construction                524,461
    Trimble Field Solutions                   127,843
    Advanced Devices                           91,128
    Trimble Mobile Solutions                   31,481

  Gross Margin                                   50.3%

  Total Segment Income                     $  160,660
    Engineering & Construction                117,993
    Trimble Field Solutions                    32,527
    Advanced Devices                           13,212
    Trimble Mobile Solutions                   (3,072)

  Corporate and Other Charges                 (35,716)

  Non-operating income (expense)              (40,089)
  and income taxes
  Net Income                               $   84,855

  GAAP operating margin%                         16.1%
  Non-GAAP operating margin%                     17.2%

  GAAP EPS                                 $     1.49
  Non-GAAP EPS                             $     1.43

Balance Sheet Metrics
  Cash & Cash Equivalents

  Accounts Receivables, Net

  Inventories, Net

  Total Debt
    Short Term Debt
    Long Term Debt

  Equity

Cashflow Metrics

  Cash Flow from (used in) Operations      $   92,880

  Working Capital

  Capital Expenditures                     $   23,436

  EBITDA                                   $  143,974
    Amortization of Intangibles            $    7,020
    Depreciation                           $   10,671

Financial Ratios
  Days Sales Outstanding
  Inventory Turns (trailing 12
   months)
  Current ratio
  Debt to Equity

Other
  Headcount

(a) Impact of moving joint venture transactions from non-operating to operating income -- reduced gross margin by 1.3 points and operating income by 1.3 points in Q4'06.

     In addition, operating margins were impacted by 1.3 points due to stock-based compensation expense. (For details, please refer to the Non-GAAP Reconciliation).

(b) Impact of moving joint venture transactions from non-operating to operating income -- reduced gross margin by 1.9 points and operating income by 1.9 points in FY06.

     In addition, operating margins were impacted by 1.3 points due to stock-based compensation expense. (For details, please refer to the Non-GAAP Reconciliation).

(c) Impact of moving joint venture transactions from non-operating to operating income -- reduced operating income by 1.3 points in Q4'06.

(d) Impact of moving joint venture transactions from non-operating to operating income -- reduced operating income by 1.9 points in FY06.

                                             Q1'06          Q2'06          Q3'06          Q4'06
                                             Actual         Actual         Actual         Actual
                                           ----------     ----------     ----------     ----------
Income Statement Metrics
 Total Revenue                             $  225,854     $  245,326     $  234,851     $  234,120
  Engineering & Construction                  146,734        168,041        162,370        159,973
  Trimble Field Solutions                      43,042         36,320         29,236         30,631
  Advanced Devices                             23,471         26,114         26,819         26,546
  Trimble Mobile Solutions                     12,607         14,851         16,426         16,970

 Gross Margin                                    47.6%          49.6%          49.5%          49.4%(a)

 Total Segment Income                      $   42,831     $   52,719     $   49,209     $   41,406
  Engineering & Construction                   26,377         38,803         38,337         32,638
  Trimble Field Solutions                      13,908         11,299          5,634          6,536
  Advanced Devices                              2,323          2,243          4,113          1,405
  Trimble Mobile Solutions                        223            374          1,125            827

 Corporate and Other Charges               $   (9,766)    $  (14,050)    $  (12,878)    $  (14,106)

 Non-operating income (expense)            $   (7,237)    $  (10,166)    $  (10,989)    $   (3,317)
 and income taxes
 Net Income                                $   25,828     $   28,503     $   25,342     $   23,983

 GAAP operating margin%                          14.6%          15.8%          15.5%          11.7%(a)
 Non-GAAP operating margin%                      17.1%          19.0%          18.0%          15.2%(c)

 GAAP EPS                                  $     0.45     $     0.49     $     0.43     $     0.41
 Non-GAAP EPS                              $     0.52     $     0.59     $     0.50     $     0.51

Balance Sheet Metrics
 Cash & Cash Equivalents                   $   97,648     $  107,726     $  136,402     $  129,621

 Accounts Receivables, Net                 $  171,392     $  171,942     $  173,318     $  172,008

 Inventories, Net                          $  101,552     $  113,925     $  114,875     $  112,552

 Total Debt                                $      603     $      890     $      757     $      481
  Short Term Debt                                 166            431            290              -
  Long Term Debt                                  437            459            467            481

 Equity                                    $  611,860     $  664,739     $  708,924     $  747,665

Cashflow Metrics

 Cash Flow from (used in)
  Operations                               $   16,877     $   42,492     $   26,398     $   52,320

 Working Capital                           $  249,302     $  257,808     $  302,045     $  277,993

 Capital Expenditures                      $    4,972     $    5,971     $    3,023     $    2,563

 EBITDA                                    $   40,922     $   47,747     $   44,060     $   38,904
  Amortization of Intangibles                   2,380          3,765          2,937          4,177
  Depreciation                                  3,104          3,385          3,450          3,584

Financial Ratios
 Days Sales Outstanding                            57             55             59             55
 Inventory Turns (trailing 12
  months)                                         4.0            4.0            4.0            4.1
 Current ratio                                    2.6            2.5            2.9            2.5
 Debt to Equity                                   0.0            0.0            0.0            0.0

Other
 Headcount                                      2,543          2,627          2,665          2,842

                                             FY'06
                                             Actual
                                           ----------
Income Statement Metrics
  Total Revenue                            $  940,150
    Engineering & Construction                637,118
    Trimble Field Solutions                   139,229
    Advanced Devices                          102,950
    Trimble Mobile Solutions                   60,854

  Gross Margin                                   49.0%(b)

  Total Segment Income                     $  186,165
    Engineering & Construction                136,155
    Trimble Field Solutions                    37,377
    Advanced Devices                           10,084
    Trimble Mobile Solutions                    2,549

  Corporate and Other Charges                 (50,800)

  Non-operating income (expense)              (31,709)
  and income taxes
  Net Income                               $  103,658

  GAAP operating margin%                         14.4%(b)
  Non-GAAP operating margin%                     17.3%(d)

  GAAP EPS                                 $     1.79
  Non-GAAP EPS                             $     2.12

Balance Sheet Metrics
  Cash & Cash Equivalents

  Accounts Receivables, Net

  Inventories, Net

  Total Debt
    Short Term Debt
    Long Term Debt

  Equity

Cashflow Metrics

  Cash Flow from (used in) Operations      $  138,087

  Working Capital                          $  277,993

  Capital Expenditures                     $   16,529

  EBITDA                                   $  171,633
    Amortization of Intangibles            $   13,259
    Depreciation                           $   13,523

Financial Ratios
  Days Sales Outstanding
  Inventory Turns (trailing 12 months)
  Current ratio
  Debt to Equity

Other
  Headcount

(a) Impact of moving joint venture transactions from non-operating to operating income -- reduced gross margin by 1.3 points and operating income by 1.3 points in Q4'06.

     In addition, operating margins were impacted by 1.3 points due to stock-based compensation expense. (For details, please refer to the Non-GAAP Reconciliation).

(b) Impact of moving joint venture transactions from non-operating to operating income -- reduced gross margin by 1.9 points and operating income by 1.9 points in FY06.

     In addition, operating margins were impacted by 1.3 points due to stock-based compensation expense. (For details, please refer to the Non-GAAP Reconciliation).

(c) Impact of moving joint venture transactions from non-operating to operating income -- reduced operating income by 1.3 points in Q4'06.

(d) Impact of moving joint venture transactions from non-operating to operating income -- reduced operating income by 1.9 points in FY06.

FTRMB

SOURCE  Trimble

    -0-                             01/25/2007
    /CONTACT: Investor Relations, Willa McManmon, +1-408-481-7838, or Media, LeaAnn McNabb, +1-408-481-7808, both of Trimble/
    /Web site:  http://www.trimble.com/